Exhibit 99.1
R1 RCM Reports Fourth Quarter and Full Year 2020 Results
CHICAGO - February 18, 2021 - R1 RCM Inc (NASDAQ: RCM), a leading provider of technology-driven solutions that transform the patient experience and financial performance of healthcare providers, today announced results for the three months and year ended December 31, 2020.
Fourth Quarter 2020 Results:
•Revenue of $328.4 million, up $14.4 million and 4.6% compared to the same period last year

•GAAP net income of $78.6 million, compared to GAAP net income of $7.8 million in the same period last year

•Adjusted EBITDA of $62.7 million, up $17.6 million and 39.0% compared to the same period last year
Full Year 2020 Results:
•Revenue of $1,270.8 million, up $84.7 million and 7.1% compared to 2019

•GAAP net income of $117.1 million, compared to GAAP net income of $12.0 million in 2019

•Adjusted EBITDA of $240.0 million, up $72.0 million and 42.9% compared to 2019

“I am very pleased with our performance in 2020, which was a direct result of tremendous dedication by the entire R1 team in a challenging environment,” said Joe Flanagan, President and Chief Executive Officer of R1. “We enter 2021 with strong momentum across the business. Market demand for our offerings remains robust and we plan to continue investing in technology and our team to extend our lead in the market.”
“Our 2020 financial performance in a complicated environment demonstrates the strong commitment by our team and the durability of our business model,” added Rachel Wilson, Chief Financial Officer and Treasurer. “Given our visibility, we are well-positioned to deliver on our commitments to our stakeholders.”
2021 Outlook
For 2021, R1 expects to generate:
•Revenue of between $1,410 million and $1,460 million
•GAAP operating income of $135 million to $155 million

•Adjusted EBITDA of $315 million to $330 million
Conference Call and Webcast Details
R1’s management team will host a conference call today at 8:00 a.m. Eastern Time to discuss its financial results and business outlook. To participate, please dial 833-968-2190 (778-560-2796 outside the U.S. and Canada) using conference code number 4286987. A live webcast and replay of the call will be available at the Investor Relations section of the Company’s web site at ir.r1rcm.com.
Non-GAAP Financial Measures
In order to provide a more comprehensive understanding of the information used by R1’s management team in financial and operational decision making, the Company supplements its GAAP consolidated financial statements with certain non-GAAP financial performance measures, including adjusted EBITDA and net debt. Adjusted EBITDA is defined as GAAP net income before net interest income/expense, income tax provision/benefit, depreciation and amortization expense, share-based compensation expense, expense arising from debt extinguishment, strategic initiatives costs, transitioned employee restructuring expense, and certain other items. Net debt is defined as debt less cash and cash equivalents, inclusive of restricted cash.
Our board of directors and management team use adjusted EBITDA as (i) one of the primary methods for planning and forecasting overall expectations and for evaluating actual results against such expectations and (ii) a performance evaluation metric in determining achievement of certain executive incentive compensation programs, as well as for incentive compensation programs for employees.
Tables 4 through 9 present a reconciliation of GAAP financial measures to non-GAAP financial measures, including adjusted EBITDA. Adjusted EBITDA should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP.

Forward Looking Statements
This press release includes information that may constitute “forward-looking statements,” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future, not past, events and often address our expected future growth, plans and performance or forecasts. These forward-looking statements are often identified by the use of words such as “anticipate,” “believe,” “designed,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “will,” or “would,” and similar expressions or variations, although not all forward-looking statements contain these identifying words. Such forward-looking statements include, among other things, statements about the potential impacts of the COVID-19 pandemic, our strategic initiatives, our capital plans, our costs, our ability to successfully implement new technologies, our future financial performance, and our liquidity. Such forward-looking statements are based on management’s current expectations about future events as of the date hereof and involve many risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Subsequent events and developments, including actual results or changes in our assumptions, may cause our views to change. We do not undertake to update our forward-looking statements except to the extent required by applicable law. Readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements included herein are expressly qualified in their entirety by these cautionary statements. Our actual results and outcomes could differ materially from those included in these forward-looking statements as a result of various factors, including, but not limited to, the severity, magnitude and duration of the COVID-19 pandemic; responses to the pandemic by the government and healthcare providers and the direct and indirect impacts of the pandemic on our customers and personnel; the disruption of national, state and local economies as a result of the pandemic; the impact of the pandemic on our financial results, including possible lost revenue and increased expenses; and the factors discussed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2019, our quarterly reports on Form 10-Q and any other periodic reports that the Company files with the Securities and Exchange Commission.

About R1 RCM
R1 is a leading provider of technology-driven solutions that transform the patient experience and financial performance of healthcare providers. R1’s proven and scalable operating models seamlessly complement a healthcare organization’s infrastructure, quickly driving sustainable improvements to net patient revenue and cash flows while reducing operating costs and enhancing the patient experience. To learn more, visit: r1rcm.com.

Contact:
R1 RCM Inc.
Investor Relations:
Atif Rahim
312-324-5476
investorrelations@r1rcm.com

Media Relations:
Natalie Joslin
678-585-1206
media@r1rcm.com

Table 1
R1 RCM Inc.
Consolidated Balance Sheets
(In millions)
	(Unaudited)
	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$173.8	$92.0
Accounts receivable, net of $3.7 million and $2.8 million allowance	91.3	52.3
Accounts receivable, net of $0.1 million and $0.0 million allowance - related party	30.9	30.8
Prepaid expenses and other current assets	59.4	41.6
Total current assets	355.4	216.7
Property, equipment and software, net	93.7	116.9
Operating lease right-of-use assets	57.8	77.9
Intangible assets, net	171.1	164.7
Goodwill	375.3	253.2
Non-current deferred tax assets	73.7	64.2
Non-current portion of restricted cash equivalents	1.0	0.5
Other assets	61.0	35.0
Total assets	$1,189.0	$929.1

Liabilities
Current liabilities:
Accounts payable	$18.2	$20.2
Current portion of customer liabilities	16.7	14.0
Current portion of customer liabilities - related party	15.3	34.1
Accrued compensation and benefits	51.9	95.1
Current portion of operating lease liabilities	12.2	12.8
Current portion of long-term debt	32.3	16.3
Accrued expenses and other current liabilities	59.7	40.0
Total current liabilities	206.3	232.5
Non-current portion of customer liabilities - related party	16.3	18.6
Non-current portion of operating lease liabilities	71.0	82.7
Long-term debt	519.7	337.7
Other non-current liabilities	36.3	10.4
Total liabilities	849.6	681.9

Preferred stock	251.5	229.1
Stockholders’ equity:
Common stock	1.4	1.3
Additional paid-in capital	393.7	372.7
Accumulated deficit	(161.5)	(277.8)
Accumulated other comprehensive loss	(6.5)	(4.5)
Treasury stock	(139.2)	(73.6)
Total stockholders’ equity	87.9	18.1
Total liabilities and stockholders’ equity	$1,189.0	$929.1

Table 2
R1 RCM Inc.
Consolidated Statements of Operations
(In millions, except share and per share data)

	(Unaudited)	(Unaudited)	(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net operating fees	$271.4	$276.6	$1,093.8	$1,037.4
Incentive fees	27.4	14.3	70.6	56.2
Other	29.6	23.1	106.4	92.5
Net services revenue	328.4	314.0	1,270.8	1,186.1
Operating expenses:
Cost of services	263.7	262.6	1,021.1	987.8
Selling, general and administrative	27.9	27.8	102.4	104.4
Other	24.9	9.3	67.3	36.2
Total operating expenses	316.5	299.7	1,190.8	1,128.4
Income from operations	11.9	14.3	80.0	57.7
Gain on business disposition	55.7	—	55.7	—
Loss on debt extinguishment	—	—	—	(18.8)
Net interest expense	(4.3)	(4.0)	(17.3)	(29.1)
Income before income tax provision (benefit)	63.3	10.3	118.4	9.8
Income tax provision (benefit)	(15.3)	2.5	1.3	(2.2)
Net income	$78.6	$7.8	$117.1	$12.0

Net income (loss) per common share:
Basic	$0.31	$0.01	$0.41	$(0.08)
Diluted	$0.25	$0.01	$0.33	$(0.08)
Weighted average shares used in calculating net income (loss) per common share:
Basic	117,412,406	112,954,725	115,729,645	111,505,993
Diluted	180,530,133	168,857,622	174,573,270	111,505,993

Basic:
Net income	$78.6	$7.8	$117.1	$12.0
Less dividends on preferred shares	(5.8)	(5.3)	(22.4)	(20.7)
Less income allocated to preferred shareholders	(36.1)	(1.2)	(47.3)	—
Net income (loss) available/allocated to common shareholders - basic	$36.7	$1.3	$47.4	$(8.7)
Diluted:
Net income	$78.6	$7.8	$117.1	$12.0
Less dividends on preferred shares	(5.8)	(5.3)	(22.4)	(20.7)
Less income allocated to preferred shareholders	(28.4)	(1.0)	(37.7)	—
Net income (loss) available/allocated to common shareholders - diluted	$44.4	$1.5	$57.0	$(8.7)

Table 3
R1 RCM Inc.
Consolidated Statements of Cash Flows
(In millions)
	(Unaudited)
	Year Ended December 31,
	2020	2019
Operating activities
Net income	$117.1	$12.0
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	68.7	55.7
Amortization of debt issuance costs	1.0	1.6
Share-based compensation	24.1	18.6
Gain on sale of Emergency Medical Services business	(55.7)	—
Loss on disposal and right-of-use asset write-downs	17.0	0.1
Loss on debt extinguishment	—	18.8
Provision for credit losses	0.6	2.9
Deferred income taxes	(1.2)	(5.1)
Non-cash lease expense	7.3	11.4
Change in value of contingent consideration	4.7	—
Changes in operating assets and liabilities:
Accounts receivable and related party accounts receivable	(56.5)	11.5
Prepaid expenses and other assets	(12.9)	(17.9)
Accounts payable	(3.4)	9.9
Accrued compensation and benefits	(40.3)	18.2
Lease liabilities	(13.6)	(11.8)
Other liabilities	25.3	4.8
Customer liabilities and customer liabilities - related party	(20.4)	(16.8)
Net cash provided by operating activities	61.8	113.9
Investing activities
Purchases of property, equipment, and software	(49.3)	(61.0)
Acquisition of SCI, net of cash acquired and earn-out provision	(191.0)	—
Acquisition of RevWorks, net of contingent consideration	(5.0)	—
Proceeds from sale of Emergency Medical Services business, net of cash disposed	128.3	—
Net cash used in investing activities	(117.0)	(61.0)
Financing activities
Issuance of senior secured debt, net of discount and issuance costs	190.6	321.8
Borrowings on revolver	50.0	60.0
Repayment of senior secured debt	(23.4)	(276.8)
Repayment of subordinated notes and prepayment penalty	—	(112.2)
Repayments on revolver	(20.0)	(20.0)
Exercise of vested stock options	18.4	13.7
Shares withheld for taxes	(71.9)	(11.0)
Finance lease payments	(0.8)	(0.8)
Other	(5.0)	—
Net cash provided by (used in) financing activities	137.9	(25.3)
Effect of exchange rate changes in cash	(0.4)	(0.2)
Net increase in cash, cash equivalents, and restricted cash	82.3	27.4
Cash, cash equivalents, and restricted cash at beginning of period	92.5	65.1
Cash, cash equivalents, and restricted cash at end of period	$174.8	$92.5

Table 4
R1 RCM Inc.
Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA (Unaudited)
(In millions)

	Three Months Ended December 31,		2020 vs. 2019 Change		Year Ended December 31,		2020 vs. 2019 Change
	2020	2019	Amount	%	2020	2019	Amount	%
Net income	$78.6	$7.8	$70.8	908%	$117.1	$12.0	$105.1	876%
Net interest expense	4.3	4.0	0.3	8%	17.3	29.1	(11.8)	(41)%
Income tax provision (benefit)	(15.3)	2.5	(17.8)	(712)%	1.3	(2.2)	3.5	159%
Depreciation and amortization expense	17.8	15.8	2.0	13%	68.7	55.7	13.0	23%
Share-based compensation expense	8.1	5.7	2.4	42%	24.0	18.4	5.6	30%
Gain on business disposition (1)	(55.7)	—	(55.7)	100%	(55.7)	—	(55.7)	100%
Loss on debt extinguishment (2)	—	—	—	—%	—	18.8	(18.8)	(100)%
Other (3)	24.9	9.3	15.6	168%	67.3	36.2	31.1	86%
Adjusted EBITDA (non-GAAP)	$62.7	$45.1	$17.6	39%	$240.0	$168.0	$72.0	43%

(1) Gain on business disposition represents the gain associated with the Emergency Medical Services business disposition.
(2) Loss on debt extinguishment represents the loss associated with the repayment of the credit agreement and subordinated notes in June 2019.
(3) Other costs are comprised of strategic initiatives costs, facility-exit charges, severance and related employee benefits, and certain other costs.

Table 5
R1 RCM Inc.
Reconciliation of GAAP Cost of Services to Non-GAAP Cost of Services (Unaudited)
(In millions)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Cost of services	$263.7	$262.6	$1,021.1	$987.8
Less:
Share-based compensation expense	3.8	1.8	9.9	6.1
Depreciation and amortization expense	17.0	14.5	64.7	51.7
Non-GAAP cost of services	$242.9	$246.3	$946.5	$930.0

Table 6
R1 RCM Inc.
Reconciliation of GAAP Selling, General and Administrative to Non-GAAP Selling, General and Administrative (Unaudited)
(In millions)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Selling, general and administrative	$27.9	$27.8	$102.4	$104.4
Less:
Share-based compensation expense	4.3	3.9	14.1	12.3
Depreciation and amortization expense	0.8	1.3	4.0	4.0
Non-GAAP selling, general and administrative	$22.8	$22.6	$84.3	$88.1

Table 7
R1 RCM Inc.
Consolidated Non-GAAP Financial Information (Unaudited)
(In millions)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net operating fees	$271.4	$276.6	$1,093.8	$1,037.4
Incentive fees	27.4	14.3	70.6	56.2
Other	29.6	23.1	106.4	92.5
Net services revenue	328.4	314.0	1,270.8	1,186.1

Operating expenses:
Cost of services (non-GAAP)	242.9	246.3	946.5	930.0
Selling, general and administrative (non-GAAP)	22.8	22.6	84.3	88.1
Sub-total	265.7	268.9	1,030.8	1,018.1

Adjusted EBITDA	$62.7	$45.1	$240.0	$168.0

Table 8
R1 RCM Inc.
Reconciliation of GAAP Operating Income Guidance to Non-GAAP Adjusted EBITDA Guidance (Unaudited)
(In millions)

2021
GAAP Operating Income Guidance	$135-155
Plus:
Depreciation and amortization expense	$70-80
Share-based compensation expense	$55-60
Strategic initiatives, severance and other costs	$50-55
Adjusted EBITDA Guidance	$315-330

Table 9
R1 RCM Inc.
Reconciliation of Total Debt to Net Debt (Unaudited)
(In millions)

	December 31,	December 31,
	2020	2019
Senior Revolver	$70.0	$40.0
Senior Term Loan	484.6	316.9
Total debt	554.6	356.9

Less:
Cash and cash equivalents	173.8	92.0
Non-current portion of restricted cash	1.0	0.5
Net Debt	$379.8	$264.4